As filed with the Securities and Exchange Commission on April 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UMB Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Missouri	43-0903811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Amy Moore Harris

Executive Vice President and

Chief Legal Officer

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Pedro J. Bermeo

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

UMB Financial Corporation

Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Debt Securities

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants;

•	stock purchase contracts;

•	stock purchase units; or

•	debt securities, which may be either senior debt securities or subordinated debt securities.

We refer to the common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and debt securities collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in prospectus supplements. You should read this prospectus, the applicable prospectus supplement and any “free writing prospectus” carefully before you invest.

The securities may be offered and sold directly or to or through one or more agents, underwriters or dealers or through a combination of these methods on an immediate, continuous or delayed basis. If any agent, underwriter or dealer is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement. See “Plan of Distribution” in this prospectus.

Our common stock is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “UMBF.” The last reported sale price of our common stock on NASDAQ on April 10, 2025 was $88.14 per share.

Investing in these securities involves risks. See “Risk Factors” on page 6 of this prospectus. Before buying our securities, you should carefully read this prospectus, the applicable prospectus supplement, and documents incorporated by reference, including the risk factors described in any of those documents. See “Where You Can Find More Information” in this prospectus. These securities will not be deposits or other obligations insured by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106, and our telephone number is (816) 860-7000.

The date of this prospectus is April 11, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), using a shelf registration process as a “well-known seasoned issuer,” as defined under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time, offer and sell, in one or more offerings, in any combination, a number and amount of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer to sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering and the securities offered. The prospectus supplement also may add to, update or change information provided in this prospectus. If there is any inconsistency between the information contained or incorporated by reference in this prospectus, on the one hand, and the information contained or incorporated by reference in any applicable prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement, any “free writing prospectus” and the other information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus prior to investing.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement, of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules, or regulations.

As allowed by SEC rules, this prospectus does not contain all of the information in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract, agreement or other document are not necessarily complete. In each instance we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement of which this prospectus is a part, or as an exhibit to the documents incorporated by reference. You may obtain copies of those documents as described in this prospectus under “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any accompanying prospectus supplement were made solely for the benefit of the parties to such agreement and for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with any information other than what is contained in this prospectus, any prospectus supplement or any “free writing prospectus” or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus.” We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to buy any securities other than the securities described in this prospectus and any accompanying prospectus supplement. We are not making an offer to sell or soliciting an offer to buy these securities in any state or jurisdiction where an offer is not permitted or in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus nor any sale made hereunder implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, is accurate as of any date other than the date on the front cover of each of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or except as otherwise indicated, when we refer to “UMB,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean UMB Financial Corporation, a financial holding company headquartered in Kansas City, Missouri, and do not include our consolidated subsidiaries or other affiliates. The term “you” refers to a prospective investor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and replace information in this prospectus and information previously filed with the SEC. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended (the “Exchange Act”) (excluding in all cases any information furnished under Items 2.02 or 7.01 or exhibits furnished pursuant to Item 9.01 on any Current Report on Form 8-K) after the date of this prospectus and until all offerings under the registration statement of which this prospectus is a part are completed or terminated:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

2.

Our definitive Proxy Statement on Schedule 14A, filed on March  14, 2025 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

3.	Our Current Reports on Form 8-K, filed with the SEC on January 10, 2025, February 3, 2025, and April 11, 2025; and

4.

The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2018, including any amendments and reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes that statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations, in each case as of the date such forward looking statements are made.

This prospectus, including any information incorporated by reference in this prospectus, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements include:

•	local, regional, national, or international business, economic, or political conditions or events;

•	changes in laws or the regulatory environment, including as a result of recent financial-services legislation or regulation;

•	changes in monetary, fiscal, or trade laws or policies, including as a result of actions by central banks or supranational authorities;

•	the pace and magnitude of interest rate movements;

•	changes in accounting standards or policies;

•	shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility or changes in interest or currency rates;

•	changes in spending, borrowing, or saving by businesses or households;

•	our ability to effectively manage capital or liquidity or to effectively attract or deploy deposits;

•	changes in any credit rating assigned to the Company or our affiliates;

•	adverse publicity or other reputational harm to us;

•	changes in our corporate strategies, the composition of its assets, or the way in which it funds those assets;

•	our ability to develop, maintain, or market products or services or to absorb unanticipated costs or liabilities associated with those products or services;

•

our ability to innovate to anticipate the needs of current or future customers, to successfully compete in its chosen business lines, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures;

•	changes in the credit, liquidity, or other condition of our customers, counterparties, or competitors;

•	our ability to effectively deal with economic, business, or market slowdowns or disruptions;

•	judicial, regulatory, or administrative investigations, proceedings, disputes, or rulings that create uncertainty for, or are adverse to, us or the financial-services industry;

•	our ability to address changing or stricter regulatory or other governmental supervision or requirements;

•	our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or facilities, including its capacity to withstand cyber-attacks;

•

the adequacy of our corporate governance, risk-management framework, compliance programs, or internal controls, including its ability to control lapses or deficiencies in financial reporting or to effectively mitigate or manage operational risk;

•	the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, monitoring, or managing positions or risk;

•	our ability to keep pace with changes in technology that affect the Company or our customers, counterparties, or competitors;

•	mergers, acquisitions, or dispositions, including our ability to integrate acquisitions and divest assets;

•	our ability to manage the expenses associated with the merger with Heartland Financial USA, Inc. (“HTLF”) and the impact these expenses may have on our financial results;

•	our ability to fully realize, or realize in a timely fashion, the benefits from the merger with HTLF;

•	our ability to promptly and effectively integrate the merger of HTLF;

•	the adequacy of our succession planning for key executives or other personnel;

•	our ability to grow revenue, control expenses, or attract and retain qualified employees;

•

natural disasters, war, terrorist activities, including instability in the Middle East and Russia’s military action in Ukraine, pandemics, and their effects on the economic and business environment in which we operate;

•

macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies and reputational harm to the U.S. banking system; or

•	other assumptions, risks, or uncertainties described in any of our annual, quarterly or current reports.

You should also consider the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

RISK FACTORS

An investment in our securities involves risks. Before buying our securities, you should carefully read and consider the risk factors included in our periodic reports or in the prospectus supplement relating to the specific offering, and in other information that we file with the SEC which is incorporated by reference in this prospectus. See “Where You Can Find More Information” in this prospectus.

THE COMPANY

UMB Financial Corporation (together with its consolidated subsidiaries, unless the context requires otherwise, the Company) is a financial holding company that is headquartered in Kansas City, Missouri. The Company provides banking services and asset servicing to its customers in the United States and around the globe.

The Company was organized as a corporation under Missouri law in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended and a financial holding company under the Gramm-Leach-Bliley Act of 1999, as amended. The Company currently owns all of the outstanding stock of one national bank and several nonbank subsidiaries.

The Company’s national bank, UMB Bank, National Association (the “Bank”) has its principal office in Missouri and provides financial services primarily throughout the Midwestern and Southwestern regions of the United States. The Bank offers a full complement of banking products and other services to commercial, retail, government, and correspondent-bank customers, including a wide range of asset-management, trust, bankcard, and cash-management services.

The Company also owns UMB Fund Services, Inc. (UMBFS), which is a significant nonbank subsidiary that has offices in Milwaukee, Wisconsin, Chadds Ford, Pennsylvania, and Ogden, Utah. UMBFS provides fund accounting, transfer agency, and other services to mutual fund and alternative-investment groups.

The Company’s products and services are grouped into three segments: Commercial Banking, Institutional Banking, and Personal Banking. The following summaries provide information about the activities of each segment:

Commercial Banking serves the commercial banking and treasury management needs of the Company’s small to mid-market businesses through a variety of products and services. Such services include commercial loans, commercial real estate financing, commercial credit cards, letters of credit, loan syndication services, and consultative services. In addition, the Company’s specialty lending group offers a variety of business solutions including asset-based lending, accounts receivable financing, mezzanine debt and minority equity investments. Treasury management services include depository services, account reconciliation and cash management tools such as, accounts payable and receivable solutions, electronic fund transfer and automated payments, controlled disbursements, lockbox services, and remote deposit capture services.

Institutional Banking is a combination of banking services, fund services, asset management services, and healthcare services provided to institutional clients. This segment also provides fixed income sales, trading and underwriting, corporate trust and escrow services, as well as institutional custody. Institutional Banking includes fund services, which provides fund administration and accounting, investor services and transfer agency, marketing and distribution, custody, and alternative investment services. Healthcare services provides healthcare payment solutions including custodial services for health savings accounts (HSAs) and private label, multipurpose debit cards to insurance carriers, third-party administrators, software companies, employers, and financial institutions.

Personal Banking combines consumer banking and wealth management services offered to clients and delivered through personal relationships and the Company’s bank branches, ATM network and internet banking. Products offered include deposit accounts, retail credit cards, private banking, installment loans, home equity lines of credit, residential mortgages, and small business loans. The range of client services extends from a basic checking account to estate planning and trust services and includes private banking, brokerage services, and insurance services in addition to a full spectrum of investment advisory, trust, and custody services.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106. Our telephone number is (816) 860-7000.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities under this prospectus for general corporate purposes. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock is only a summary and is subject to, and qualified in its entirety by reference to, the provisions governing that stock contained in our restated articles of incorporation (as amended, the “Restated Articles of Incorporation”) and Bylaws, copies of which we have previously filed with the SEC and which are incorporated by reference into this prospectus. Because this description is a summary, it does not contain all of the information that may be important to you. See “Where You Can Find More Information” in this prospectus for information about how to obtain copies of the Restated Articles of Incorporation and Bylaws. This summary also is subject to and qualified in its entirety by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement.

Our Restated Articles of Incorporation authorize us to issue up to 160,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. On April 10, 2025, approximately 75,918,240 shares of common stock were outstanding and 11,500 shares of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) were outstanding.

Common Stock

The holders of our common stock are entitled to receive such dividends as our Board of Directors (“Board”) may from time to time declare out of assets legally available for that purpose, subject to any rights of the holders of our preferred stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subject to the prior rights of any preferred shareholders, common shareholders have all voting rights on matters that are required or decided to be submitted to them under applicable law or our governing documents. Except in the election of directors, each common shareholder has one vote for each share of stock in that person’s name on our books as of the record date, unless otherwise provided by applicable law. In the election of directors, except as otherwise provided by applicable law, each common shareholder has the right to cast a total number of votes equal to the holder’s number of shares as of the record date multiplied by the number of directors to be elected, and the votes may be cast for one director candidate or distributed among two or more director candidates. Every decision (including the election of directors) of a majority of the shares of common stock cast at a meeting at which a quorum is present is valid as an act of the shareholders, unless a larger vote is required by applicable law or our governing documents. In the event of a “contested election,” if the number of nominees exceeds the number of directors to be elected, the nominees receiving a plurality of the votes cast by the shares represented in person or by proxy at the meeting which a quorum is present shall be elected.

In the event of any dissolution or liquidation or winding up of the Company, common shareholders are entitled to receive our net assets that remain after we have paid or provided for all of our liabilities and all of the preferential amounts to which any preferred shareholders are entitled.

Unless otherwise indicated in the applicable prospectus supplement, all shares of common stock to be issued from time to time under this prospectus will be fully paid and nonassessable. The holders of our common stock do not have any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Computershare Trust Company, N.A. currently acts as transfer agent and registrar for our common stock.

The common stock of UMB Financial Corporation is listed on NASDAQ under the symbol “UMBF.”

Preferred Stock

Under our Restated Articles of Incorporation, our Board is authorized, subject to limitations under applicable law, to provide for the issuance of shares of preferred stock in series, and in compliance with the applicable law of Missouri, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of our Board with respect to each series includes, but is not limited to, determination of the following:

•

The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board shall have otherwise provided in creating such series) and the distinctive designation thereof;

•

The dividend rate on the shares of such series, whether or not dividends on the shares of such series will be cumulative, and the date or dates, if any, from which dividends thereon will be cumulative;

•

Whether or not the shares of such series will be redeemable, and, if redeemable, the date or dates upon or after which they will be redeemable, the amount per share payable thereon in the case of the redemption (which amount will be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared and which amount may vary at different redemption dates or otherwise as permitted by law) and whether such series may be redeemed for cash, property or rights, including our securities or securities of another corporation;

•

The right, if any, of holders of such series to convert the same into, or exchange the same for, common stock or other securities, and the terms and conditions of such conversion or exchange, as well as any provisions for adjustment of the conversion rate in such events as the Board will determine;

•	Whether the holders of shares of such series will have voting power, in addition to the voting powers provided by law, and if such additional voting power is established, to fix the extent thereof;

•	Whether such series will have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•

The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•

Any other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series; provided, however, that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board will not conflict with the Restated Articles of Incorporation or with the resolution or resolutions adopted by the Board, providing for the issue of any series of preferred stock for which there are then shares outstanding.

The issuance of preferred stock, or the issuance of any rights or warrants to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of common shareholders will be subject to, and may be adversely affected by, the rights of any preferred shareholders for preferred shares that we may issue in the future.

Unless otherwise indicated in the applicable prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The applicable prospectus supplement will describe the specific terms as to each issuance of preferred stock, including:

•	the description or designation of the preferred stock;

•	the number of shares of preferred stock offered;

•	the voting rights, if any, of the holders of shares of preferred stock;

•	the offering price or prices of the preferred stock;

•	whether dividends will be cumulative and, if so, the dividend rate, when dividends will be paid, or the method of determining the dividend rate if it is based on a formula or not otherwise fixed;

•	the date from which dividends on the preferred stock will accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the dividend and liquidation preference per share of preferred stock;

•	whether the preferred stock will be issued in other than book-entry form;

•	any listing of the preferred stock on a securities exchange;

•

whether the preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange ratio or the manner of determining it;

•	whether interests in the preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares” in this prospectus;

•	a discussion of material U.S. federal income tax considerations;

•	the relative ranking and preferences of the preferred stock as to dividend and liquidation rights;

•	any limitations on issuance of any preferred stock ranking senior to, or on parity with, the series of preferred stock being offered as to dividend and liquidation rights; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the preferred stock.

As described under “Description of Depositary Shares” in this prospectus, we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share or multiple shares of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. While the terms we have summarized below will apply generally to any depositary shares we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any depositary shares that we may offer in more detail. See “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and by the terms of the applicable final deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share or multiple shares of preferred stock of a specified series (including dividends, voting, redemption and other liquidation rights). The applicable fraction will be specified in a prospectus supplement. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the preferred stock underlying the surrendered depositary receipts. The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

As of April 10, 2025, 4,600,000 depositary shares, each representing a 1/400th interest in a share of Series A Preferred Stock, were outstanding.

Dividends

A depositary will be required to distribute all cash dividends received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the dividend is to be paid other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred stock converted or exchanged will not be entitled to dividends. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All dividends will be subject to obligations of holders to file proofs, certificates and other information, and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, unless previously called for redemption. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders, at their respective addresses appearing in the depositary’s books, of the depositary receipts evidencing the depositary shares we are redeeming. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, we and the depositary will select the depositary shares we are redeeming on as nearly a pro rata basis as is practicable without creating fractional shares.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All dividends will cease to accrue and all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made if the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Conversion or Exchange of Shares of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if it is specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to the depositary instructing us to cause conversion or exchange of the preferred stock represented by the depositary shares. Similarly, if it is specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effectuate the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that materially and adversely affects the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock that are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares or related shares of preferred stock have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	if applicable, each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of any notice of resignation or removal.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred stock. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final warrants and warrant agreement.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common stock, preferred stock, depositary shares, warrants or debt securities. We and a warrant agent will enter into a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These may include the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable;

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures;

•	the proposed listing, if any, of the warrants or any securities that may be issued upon exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	a discussion of material U.S. federal income tax considerations;

•	whether the warrants will be sold separately or with other securities as parts of units;

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the stock purchase contracts and stock purchase units that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of stock purchase contract agreement and stock purchase unit agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any stock purchase contracts and stock purchase units we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final stock purchase contract agreement and stock purchase unit agreement.

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or depositary share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of common stock, preferred stock, depositary shares, debt securities, or junior subordinated debt securities of the Company, or trust preferred securities or debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or require holders of stock purchase contracts to make periodic payments to us, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. Because it is a summary, it does not contain all information that may be important to you. For more information, you should read the form of senior indenture and the subordinated indenture (the “subordinated indenture”), dated as of September 17, 2020, by and between us and Computershare Trust Company, National Association (as successor to Wells Fargo, National Association), as trustee, we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any debt securities that we may offer in more detail. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Where You Can Find More Information” in this prospectus.

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under the subordinated indenture and/or one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under the subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures” and each an “indenture.” We have filed the form of the senior indenture and the subordinated indenture as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. Any senior debt securities will rank equally with all of our other senior and unsubordinated debt. Any subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture pursuant to which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We conduct a significant portion of our operations through our subsidiaries. Therefore, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred shareholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary. Our ability to pay principal and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, distributions, interest or other charges by our subsidiaries. Our commercial bank subsidiaries are subject to regulatory restrictions with respect to the payment of dividends.

The following description is a summary of the material provisions of the subordinated indenture and the form of senior indenture. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price and any original issue discount, if applicable, of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

•

the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon acceleration;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method for determining such rate or rates of interest;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined;

•

the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for registration, transfer or exchange;

•	the place or places where notices or demands to or upon the Company in respect of the debt securities and the indentures may be served;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or upon the happening of a specified event or at the option of the holders and the terms and conditions of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the applicable indenture and the terms and conditions of such defeasance;

•

if other than the currency of the United States, the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the events of default if different from or in addition to those described in this prospectus;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries or any other entities will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

•

whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase and sell securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities.

Our subordinated debt securities are subordinated and junior in right of payment to all of our “senior indebtedness.” The subordinated indenture defines senior indebtedness of the Company as all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the indenture covering the subordinated debt securities or thereafter incurred or created: (i) the principal of and premium, if any, and interest due on the Company’s indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company; (ii) all of the Company’s capital lease obligations; (iii) any of the Company’s obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (iv) all of the Company’s obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the types referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); provided, however, that the following will not constitute senior indebtedness: (a) any indebtedness that expressly provides (x) that such indebtedness will not be senior in right of payment to the subordinated debt securities, or (y) that such indebtedness will be subordinated to any other indebtedness of the Company, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities; (b) any indebtedness of the Company in respect of the subordinated debt securities; (c) any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services; (d) any indebtedness of the Company to any subsidiary; and (e) any liability for federal, state, local or other taxes owed or owing by the Company.

A series of subordinated debt securities may be subordinated to another series of subordinated debt securities, all as and to the extent provided in the relevant documentation for each issue of subordinated debt securities. Each supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding, as of the most recent practicable date and any limitation on the issuance of additional senior indebtedness.

As of December 31, 2024, on a non-consolidated basis, together with our consolidated subsidiaries, we had approximately $383.3 million of senior long-term debt and certain short-term borrowings. Senior indebtedness includes our obligations under Federal Home Loan Bank borrowings, certain trust preferred securities and certain other long-term borrowings. In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

We will describe in the applicable prospectus supplement the other terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate, a floating rate or combination thereof.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indentures. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indentures.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indentures include covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required, and (ii) we will do or cause to be done all things necessary to preserve and keep in full force our existence, subject to certain terms as generally described under “—Mergers, Consolidations and Certain Sales of Assets” in this prospectus. The board resolution, officer’s certificate or supplemental indenture establishing each series of debt securities may contain additional covenants, including, without limitation, covenants that could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indentures with respect to each series of debt securities issued under the indentures:

•	failure to pay when due any interest on, or additional amounts with respect to, any debt security of that series, that continues for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, that continues for 30 days;

•

failure to perform any other covenant or agreement of ours under the applicable indenture or the supplemental indenture with respect to that series that continues for 60 days after written notice to us by the trustee at the direction of holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates; provided, however, that if such default is not capable of cure within such 60-day period, that period will be automatically extended for an additional 60 days so long as such default is subject to cure and we are using commercially reasonable efforts to cure that default;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default relating to nonpayments shall occur and be continuing with respect to any series of debt securities under the indentures, the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. If any event of default relating to covenant breaches or other defaults specified in any supplemental indenture under which any series of debt securities is issued (other than certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement) shall occur and be continuing with respect to such series of debt securities under the indentures, the holders of at least a majority in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series.

Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if (i) the Company has deposited with the trustee sufficient amounts to pay all overdue interest, the principal then due (other than as a result of acceleration), interest on overdue interest and the reasonable compensation and expenses of the trustee, (ii) all events of default, other than the nonpayment of accelerated principal, have been cured, waived or otherwise remedied and (iii) such rescission would not conflict with a final court judgment or decree.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it in good faith determines such withholding of notice to be in the interests of the holders.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•

with respect to any event of default relating to nonpayments or bankruptcy, insolvency or similar proceedings, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•

with respect to events of default relating to covenant breaches or other defaults specified in any supplemental indenture under which any series of debt securities is issued (other than certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement), the holders of at least 50% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	such holder or holders shall have, if requested by the trustee, provided to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall have failed to institute such proceeding within 60 days after the receipt of the request and offer of indemnity; and

•

the trustee shall not have received during such 60-day period from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Modification of the Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indentures, among other things to:

•	add additional obligors on, or guarantees of, or to secure any series of debt securities;

•

evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the benefit of the holders of all or any series of debt securities;

•

add any additional events of default for the benefit of the holders of any one or more series of debt securities, which event of default may have a grace period that may be shorter or longer than allowed in the case of other events of default;

•

add to or change any of the provisions of the indentures to such extent as is necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•

add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (i) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (ii) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•

correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission, to correct any mistake or to conform to any prospectus pursuant to which debt securities of any series were offered;

•

make any other provisions with respect to matters or questions arising under the indentures; provided such action shall not materially adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee;

•	establish the form or terms of debt securities of any series of debt securities; and

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as a single class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of at least a majority in principal amount of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•

change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Unless otherwise provided in a supplemental indenture with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except:

•	a continuing default in the payment of principal of or any premium or interest on, or any additional amounts with respect to, such series; or

•	a continuing default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other actions thereunder:

•

the principal amount of an original issue discount security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof or as otherwise contemplated by the indenture;

•

the principal amount of a security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of such date, of the principal amount of such security (or, in the case of an original issue discount security, of the U.S. dollar equivalent, determined as of such date of the amount determined as provided in the subparagraph immediately above), or as otherwise contemplated by the indenture; and

•	securities owned by the Company or any other obligor upon the securities or any of the Company’s subsidiaries or of such other obligor shall be disregarded.

Satisfaction and Discharge of the Indentures; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series, or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption the principal, interest and any premium on all such debt securities to the stated maturity or redemption date.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the applicable indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the applicable indenture). If we exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

Except to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee (i) cash, or (ii) U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) or a combination of cash and such obligations for the payment of principal, premium, if any, interest and any additional amounts with respect to such debt securities to maturity. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable U.S. federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, interest and any additional amounts with respect to the debt securities of the defeased series.

If we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable, amounts deposited with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. We would, however, remain liable to make payment of those amounts due at the time of acceleration.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity; or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity;

unless in the case of both preceding clauses:

•

the resulting, surviving or transferee entity is an entity organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity expressly assumes, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the applicable indenture.

Except for the above restrictions, the indentures do not limit the ability of the Company to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving us, our management or any affiliate thereof;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on mergers, consolidations and sales described above, we may enter into transactions in the future, such as the sale of all or substantially all of our assets or the merger or consolidation of us, that would increase the amount of our debt or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our debt, including the debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent the application would require the laws of anther jurisdiction to apply.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities, but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities offered under this prospectus:

•	to or through underwriters or dealers or underwriting syndicate represented by one or more managing underwriters;

•	to or through agents;

•	directly to one or more purchasers, including our affiliates;

•	in block trades;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts; or

•	through any combination of these methods.

Our direct or indirect wholly owned subsidiaries, including UMB Financial Services, Inc., may use this prospectus and the applicable prospectus supplement in connection with offers and sales of securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to existing security holders.

The distribution of securities offered under this prospectus may be effectuated from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to those market prices; or

•	at negotiated prices.

For each offering of securities, the prospectus supplement will describe:

•	the plan of distribution;

•	the terms of the offering;

•	the names of any agents, dealers or underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the securities exchanges on which the securities will be listed, if any;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price; and

•	any discounts, commissions, concessions or fees allowed or reallowed or paid to dealers or agents.

If underwriters are used in the sale, they will buy the securities for their own account, either on a firm commitment or best efforts basis. The underwriters may then resell from time to time the securities in one or more transactions, including without limitation, negotiated transactions, at a fixed public offering price, at any market price in effect at the time of sale or at a discount from any such market price or otherwise at varying prices determined by the underwriters at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed by the underwriters from time to time.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions, under the Securities Act.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of securities in accordance with Regulation M under the Exchange Act. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Some or all of the securities offered through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If dealers are used in the sale, securities will be sold to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If agents are used in the sale, unless we inform you otherwise in the prospectus supplement, they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If securities are sold directly, no underwriters or agents would be involved. Direct sales may also be made through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the securities are not subscribed for, the unsubscribed securities may be sold directly to third parties or one or more underwriters, dealers, or agents, including standby underwriters, that may be engaged to sell the unsubscribed securities to third parties. In any prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. An offer of securities is not being made in any state that does not permit such an offer.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We must pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manager a subscription rights offering for us.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters” as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from institutions in which the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of agreement may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these agreements.

Underwriters, dealers or agents may engage in transactions with us and may perform services for us in the ordinary course of business.

Securities may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

To the extent required, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering will be set forth in an applicable prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, our affiliates, including UMB Financial Services, Inc., may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

We own directly or indirectly all the outstanding equity securities of UMB Financial Services, Inc. The underwriting arrangements for any offering pursuant to this prospectus will comply with the requirements of Rule 5121 of the regulations of the Financial Industry Regulatory Authority (“FINRA”) regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 5121, UMB Financial Services, Inc. may not make sales pursuant to this prospectus to any discretionary account without the prior approval of the customer.

The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. These underwriters, dealers, agents, or their affiliates, that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these parties would hedge such exposure to us by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities and certain other matters of Missouri law have been passed upon for us by Sandberg Phoenix & von Gontard P.C. Certain matters of U.S. federal and New York State law have been passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements of UMB Financial Corporation as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Heartland Financial USA, Inc. (HTLF) as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated financial statements contains an emphasis of matter paragraph that states that, as discussed in Note 1 to the consolidated financial statements, subsequent to the date of the consolidated financial statements, UMB Financial Corporation (UMB) acquired all of the outstanding stock of HTLF and at that time, HTLF merged with and into UMB, with UMB continuing as the surviving corporation.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed or described under “Incorporation of Certain Information by Reference,” the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits. You may inspect and obtain the registration statement, including exhibits, reports and other information that we have filed with the SEC, as described in the preceding paragraph.

We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus (including exhibits to those documents specifically incorporated by reference in this document), by contacting us at the following address or telephone number:

UMB Financial Corporation

Attn: Corporate Secretary

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

Our SEC filings also are available on our website at www.umb.com. Except for the documents specifically incorporated by reference into this prospectus, our website and information contained or accessed through our website do not constitute a part of this prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing and Engraving Expenses		**
Trustee Fees (including counsel fees)		**
Transfer Agent Fees and Expenses		**
Rating Agency Fees		**
Miscellaneous Fees and Expenses		**
Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered by this prospectus.
**

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers. Liability and Indemnification of Directors and Officers

Missouri Revised Statutes (RSMo) Section 351.355 provides as follows:

1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

8. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

10. For the purpose of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

11. For purposes of this section, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

Article IX, Section 4 of the Bylaws of UMB Financial Corporation provides as follows:

Section 4. Indemnification of Directors and Officers.

a. Generally. Any person who was or is a party or is threatened to be made a defendant party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the Corporation, a “General Action”) by reason of the fact that they are or were a director or officer of the Corporation or any of its subsidiaries (a subsidiary being defined as another corporation or other entity included in a controlled group of corporations or other entities of which the Corporation is a common parent), or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise (which shall be deemed to include service in a fiduciary capacity or otherwise with respect to any employee benefit plan of the Corporation or any other corporation or other entity) (each such director or officer, an “Executive”) shall, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys’ fees), judgments, fines, and amounts (collectively, “Expenses”) paid in settlement actually and reasonably incurred by them in defense of such General Action, if they:

(i) acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan; and

(ii) with respect to any criminal General Action, had no reasonable cause to believe their conduct was unlawful.

Any employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity (each, an “Employee”), may likewise be indemnified under subsection (a), but such indemnification is not mandatory.

b. Actions by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor (each such an action, suit or proceeding, a “Corporate Action,” and together with a General Action, an “Action”) by reason of the fact that they were or are an Executive shall, to the maximum extent permitted by applicable law, be indemnified against Expenses paid in settlement actually and reasonably incurred by them in connection with the defense or settlement of the Corporate Action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation.

Any Employee may likewise be indemnified under subsection (b), but such indemnification is not mandatory.

Notwithstanding, no indemnification shall be made in respect of any matter in which any person has been adjudged to be liable for negligence or misconduct in the performance of their duty to the Corporation unless and only to the extent that a court determines that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

c. Mandatory Indemnification. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, any person who has been successful on the merits or otherwise in defense of any Action referred to in subsections (a) or (b) above, or in defense of any claim, issue, or matter therein, shall be indemnified against Expenses actually and reasonably incurred by them in connection therewith.

d. Standard of Conduct. Except as provided in subsection (e), indemnification of anyone under subsections (a) or (b), unless ordered by a court of competent jurisdiction, shall only be made by the Corporation in each case upon a determination that it is proper because the person has met the applicable standard of conduct. Such a determination may be made by the Board, or a committee of the Board comprised solely of non-employee directors, and as otherwise permitted by applicable law.

e. Prohibited Indemnification. Notwithstanding anything herein to the contrary, unless required by applicable law, no person shall be indemnified against any Expenses incurred:

i. to the extent prohibited by applicable law, or to the extent an indemnification otherwise constitutes a “prohibited indemnification payment” (as such term is defined under the Federal Deposit Insurance Act and regulations thereunder), except as specifically permitted by the foregoing Act and regulations; or

ii. unless the person notifies the Corporation in writing of the Action promptly on becoming aware and, before incurring expense of any kind in connection with the Action, gives the Corporation or its insurer the opportunity to provide an independent attorney to represent them in connection with the Action; or

iii. in connection with any settlement of any Action brought or threatened against them unless the Board: (A) approved the amount of such settlement as (I) reasonable and (II) not affecting the Corporation’s safety and soundness, or (B) could not, by reason of the Action, act with complete independence and free of circumscription in relation to the Action; or

iv. in connection with any: (A) claim made against them for an accounting of profits made from the purchase or sale by them of securities of the Corporation within the meaning of Section 16b of the Exchange Act or similar provisions of any applicable law, or (B) action, suit, or proceeding (or part thereof) initiated by such person claiming indemnification unless such action, suit, or proceeding (or part thereof) initiated by such person was authorized by the Board.

f. Advancement. To the extent permissible under applicable law, the right to indemnification of Executives shall include the right to be paid by the Corporation reasonable Expenses (but not including any retainers or prepayments of fees, unless such retainers or prepayments are specifically approved), incurred in defending any such Action, in advance of its final disposition, but only:

i. upon such Executive’s delivery to the Corporation of a written agreement, in which they agree to repay all amounts advanced if it should be ultimately determined by a court or other tribunal or by the Board (or its designee) that: (A) such person is not entitled to be indemnified, or (B) such person is assessed a civil money penalty by a bank regulatory agency, is removed or prohibited from banking, or is subject to a final order to cease an action or take an affirmative action by a bank regulatory agency, and

ii. until such time as a final determination regarding indemnification under subsection (d) has been made; provided, that if indemnification is determined to not be proper, any advancement will immediately cease. If indemnification is determined to be proper, advancement of Expenses will continue.

g. Enforcement. If the claim of an Executive for indemnification under these Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may bring suit against the Corporation to recover the unpaid amounts, and if successful in whole or in part, the claimant shall be entitled to recover the expense of prosecuting such claim. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification under the circumstances, nor an actual determination by the Corporation that the claimant is not entitled to indemnification, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

h. Insurance. The Corporation may purchase and maintain insurance, or another similar arrangement, on behalf of any person who is or was an Executive or Employee, against any liability asserted against, or incurred by, them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify them against such liability under these Bylaws or applicable law; provided, however, that such insurance or other arrangement shall not provide coverage inconsistent with that permitted by applicable law.

i. Indemnity Not Exclusive. The indemnification provided for Executives or Employees (i) shall not be deemed exclusive of any other rights to which those Executives or Employees may be entitled to under the Articles of Incorporation, these Bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and (ii) shall continue as to any person who has ceased to be an Executive or Employee and shall inure to the benefit of their heirs, executors, and administrators.

j. Miscellaneous. The right of any Executive to be indemnified, reimbursed, or advanced amounts pursuant to these Bylaws (i) is a contract right, enforceable by the Executive as if the applicable provisions of these Bylaws were set forth in a separate written contract between the Corporation and the Executive, (ii) is intended to be retroactive, and (iii) shall continue to exist after the rescission or restrictive modification of these Bylaws with respect to prior events.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement (for Debt Securities)*

1.2	Form of Underwriting Agreement (for Preferred Stock)*

1.3	Form of Underwriting Agreement (for Common Stock)*

1.4	Form of Underwriting Agreement (for Depositary Shares)*

1.5	Form of Underwriting Agreement (for Warrants)*

4.1	Form of Senior Indenture**

4.2	Subordinated Indenture, dated as of September 17, 2020, by and between UMB Financial Corporation and Computershare Trust Company, National Association (as successor to Wells Fargo, National Association), as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated September 17, 2020 and filed with the Commission on September 22, 2020)

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

4.5	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*

4.6	Form of Preferred Shares Certificate*

4.7	Form of Warrant Agreement, including form of Warrant*

4.8	Form of Stock Purchase Contract Agreement*

4.9	Form of Stock Purchase Unit Agreement*

5.1	Opinion of Sandberg Phoenix & von Gontard P.C. regarding the validity of the securities being registered**

5.2	Opinion of Davis Polk & Wardwell LLP regarding the validity of the securities being registered**

23.1	Consent of KPMG LLP relating to UMB Financial Corporation’s financial statements**

23.2	Consent of KPMG LLP relating to Heartland Financial USA, Inc.’s financial statements**

23.3	Consent of Sandberg Phoenix & von Gontard P.C. (included in Exhibit 5.1)**

23.4	Consent of Davis Polk & Wardwell (included in Exhibit 5.2)**

24.1	Powers of Attorney of certain officers and directors (included on signature pages)**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture**

107	Filing Fee Table**

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Filed herewith.

Item 17. Undertakings.

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on this 11th day of April, 2025.

UMB FINANCIAL CORPORATION

By:	/s/ J. Mariner Kemper
	Name:	J. Mariner Kemper
	Title:	Chairman of the Board, and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Ram Shankar
	Name:	Ram Shankar
	Title:	Chief Financial Officer (Principal Financial Officer)

By:	/s/ David C. Odgers
	Name:	David C. Odgers
	Title:	Chief Accounting Officer (Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors of UMB Financial Corporation, hereby severally constitute and appoint J. Mariner Kemper and Ram Shankar, and each of them singly, our true and lawful attorneys-in-fact, with full power of substitution and re-substitution, to sign for us and in our names in the capacities indicated below any and all amendments to this Registration Statement on Form S-3, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the date indicated.

Date: April 11, 2025

By:	/s/ Robin C. Beery		By:	/s/ Leroy J. Williams
	Name:	Robin C. Beery		Name:	Leroy J. Williams
	Title:	Director		Title:	Director

By:	/s/ Janine A. Davidson		By:	/s/ Kevin C. Gallagher
	Name:	Janine A. Davidson		Name:	Kevin C. Gallagher
	Title:	Director		Title:	Director

By:	/s/ Gregory M. Graves		By:	/s/ Gordon E. Lansford III
	Name:	Gregory M. Graves		Name:	Gordon E. Lansford III
	Title:	Director		Title:	Director

By:	/s/ Timothy R. Murphy		By:	/s/ Tamara M. Peterman
	Name:	Timothy R. Murphy		Name:	Tamara M. Peterman
	Title:	Director		Title:	Director

By:	/s/ Kris A. Robbins		By:	/s/ L. Joshua Sosland
	Name:	Kris A. Robbins		Name:	L. Joshua Sosland
	Title:	Director		Title:	Director

By:	/s/ J. Mariner Kemper		By:	/s/ Bradley J. Henderson
	Name:	J. Mariner Kemper		Name:	Bradley J. Henderson
	Title:	Director, Chairman of the Board, Chief Executive Officer		Title:	Director
Attorney-in-Fact for each director

By:	/s/ Jennifer K. Hopkins		By:	/s/ Margaret Lazo
	Name:	Jennifer K. Hopkins		Name:	Margaret Lazo
	Title:	Director		Title:	Director

By:	/s/ Susan G. Murphy		By:	/s/ John K. Schmidt
	Name:	Susan G. Murphy		Name:	John K. Schmidt
	Title:	Director		Title:	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (for Debt Securities)*

1.2	Form of Underwriting Agreement (for Preferred Stock)*

1.3	Form of Underwriting Agreement (for Common Stock)*

1.4	Form of Underwriting Agreement (for Depositary Shares)*

1.5	Form of Underwriting Agreement (for Warrants)*

4.1	Form of Senior Indenture**

4.2	Subordinated Indenture, dated as of September 17, 2020, by and between UMB Financial Corporation and Computershare Trust Company, National Association (as successor to Wells Fargo, National Association), as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated September 17, 2020 and filed with the Commission on September 22, 2020)

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

4.5	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*

4.6	Form of Preferred Shares Certificate*

4.7	Form of Warrant Agreement, including form of Warrant*

4.8	Form of Stock Purchase Contract Agreement*

4.9	Form of Stock Purchase Unit Agreement*

5.1	Opinion of Sandberg Phoenix & von Gontard P.C. regarding the validity of the securities being registered**

5.2	Opinion of Davis Polk & Wardwell LLP regarding the validity of the securities being registered**

23.1	Consent of KPMG LLP relating to UMB Financial Corporation’s financial statements**

23.2	Consent of KPMG LLP relating to Heartland Financial USA, Inc.’s financial statements**

23.3	Consent of Sandberg Phoenix & von Gontard P.C. (included in Exhibit 5.1)**

23.4	Consent of Davis Polk & Wardwell (included in Exhibit 5.2)**

24.1	Powers of Attorney of certain officers and directors (included on signature pages)**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture**

107	Filing Fee Table**

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Filed herewith.